SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            Colonial Bankshares, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


            Federal                                     90-0183739
---------------------------------------     ----------------------------------
(State of Incorporation or Organization)    I.R.S. Employer Identification No.)


         58 West Broad Street
         Bridgeton, New Jersey                                 08302
------------------------------------                 -------------------------
(Address of Principal Executive Offices)                     (Zip Code)

    If this form relates to the                If this form relates to the
    registration of a class of securities      registration of a class of
    pursuant to Section 12(b) of the           securities pursuant to Section
    Exchange Act and is effective              12(g) of the Exchange Act and is
    pursuant to General Instruction            effective pursuant to General
    A.(c), please check the following          Instruction A.(d), please check
    box.  [ ]                                  the following box.  [X]

    Securities Act registration statement file number to which this form relates: 333-123583

    Securities to be registered pursuant to Section 12(b) of the Act:

           None                                              N/A
-------------------------------------------------------------------------------
      (Title of Class)                        (Name of Each Exchange on Which
                                               Each Class is to be Registered)

    Securities to be registered pursuant to Section 12(g) of the Act:

                     Common stock, par value $0.10 per share
                     ---------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock of Colonial Bankshares, Inc." "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-123583), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of Colonial Bankshares, Inc. and Colonial Bank, FSB" in the Registrant's prospectus.

Item 2.  Exhibits.
-----------------

1. Registration Statement on Form SB-2 (Registration Number 333-123583) dated March 25, 2005, as amended on May 10, 2005 and May 13, 2005, is hereby incorporated by reference.

2. Federal Stock Charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on March 25, 2005, as amended on May 10, 2005 and May 13, 2005).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed on March 25, 2005, as amended on May 10, 2005 and May 13, 2005).

4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on March 25, 2005, as amended on May 10, 2005 and May 13, 2005).

                                    SIGNATURE


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 COLONIAL BANKSHARES, INC.



Date:    June 27, 2005           By: /s/ Edward J. Geletka
                                     ------------------------------------------
                                     Edward J. Geletka
                                     President and Chief Executive Officer